            As filed with the Securities and Exchange Commission on May 26, 1999
                                                  Registration No. 333-_________
================================================================================
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ___________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                              ___________________

                          SOUTHWALL TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                        3081                                 94-2551470
(State or Other Jurisdiction of       (Primary Standard Industrial Classification          (I.R.S. Employer
Incorporation or Organization)                        Code Number)                      Identification Number)

                              1029 Corporation Way
                          Palo Alto, California 94303
              (Address of principal executive offices) (Zip Code)
                               ___________________

                          SOUTHWALL TECHNOLOGIES INC.
                           1997 STOCK INCENTIVE PLAN
                 1998 STOCK PLAN FOR EMPLOYEES AND CONSULTANTS
                           (Full title of the Plans)
                              ___________________
                                 Bill R. Finley
        Vice President of Finance, Chief Financial Officer and Secretary
                          SOUTHWALL TECHNOLOGIES INC.
                              1029 Corporation Way
                          Palo Alto, California 94303
                    (Name and address of agent for service)
                                 (650) 962-9111
                             _____________________
         (Telephone number, including area code, of agent for service)

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
            Title of                        Amount                   Proposed Maximum         Proposed Maximum         Amount of
           Securities                       to be                        Offering                  Aggregate           Registration
        to be Registered                Registered (1)             Price per Share (2)         Offering Price (2)          Fee
------------------------------------------------------------       -------------------------   ---------------------   -------------

1997 Stock Incentive Plan
-------------------------
     Options                                 250,000                      N/A                          N/A                   N/A
     Common Stock (par value $0.001)         250,000 shares          $ 3.0625                 $ 765,625.00              $ 212.85

1998 Stock Plan for Employees and
---------------------------------
Consultants
-----------
     Options                                150,000                       N/A                          N/A                   N/A
     Common Stock (par value $0.001)        150,000 shares           $ 3.0625                 $ 459,375.00              $ 127.71

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1997 Stock Incentive Plan and the 1998 Stock Plan for Employees and Consultants by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Southwall Technologies Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Southwall Technologies Inc. on May 25, 1999.

                                      PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         Southwall Technologies Inc. ("Southwall") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) Southwall's Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 1998, including any amendments thereto,

         (b) Southwall's Quarterly Report on Form 10-Q filed with the SEC for the fiscal quarter ended April 4, 1999; and

         (c) The description of Southwall's outstanding Common Stock contained in Southwall's Registration Statement No. 0-15930 on Form 8-A filed with the SEC on July 6, 1987, under the Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), including any amendment or report filed for the purpose of updating such description.

         All reports and definitive proxy or information statements filed under
Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
         -------------------------
         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------
         Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "1933 Act"). Southwall's Bylaws provide for mandatory indemnification of its directors and permissible indemnification of officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. Southwall's Certificate of Incorporation provides that, under the Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to Southwall and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Southwall for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. Southwall has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide Southwall's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed
         -----------------------------------
         Not Applicable.

Item 8.  Exhibits
         --------
Exhibit Number  Exhibit
--------------  -------

   4 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-15930 on Form 8-A, which is incorporated herein by reference under the Item 3(c) of this Registration Statement.
   5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
  23.1          Consent of PricewaterhouseCoopers LLP, Independent Accountants.
  23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.
  24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

Item 9.     Undertakings
            ------------
                A.   Southwall hereby undertakes:

                     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

                          (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act,

                          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and

                          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by Southwall under the Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement;

                     (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and

                     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of Southwall's 1997 Stock Incentive Plan and 1998 Stock Plan for Employees and Consultants.

                B. Southwall hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of Southwall's annual report under the Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of Southwall under the indemnification provisions summarized in Item 6 or otherwise, Southwall has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Southwall of expenses incurred or paid by a director, officer or controlling person of Southwall in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Southwall will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Under the requirements of the Securities Act of 1933, as amended, Southwall certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on this 24th day of May, 1999.


                               SOUTHWALL TECHNOLOGIES INC.


                               By:  /s/ Thomas G. Hood
                                    --------------------------------------
                                    Thomas G. Hood
                                    President, Chief Executive Officer and
                                    Director



                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Southwall Technologies Inc., a Delaware corporation, do hereby constitute and appoint Thomas G. Hood and Bill R. Finley, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Under the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature           Title                                          Date
---------           -----                                          ----

/s/ Thomas G. Hood  President, Chief Executive                     May 24, 1999
------------------
Thomas G. Hood      Officer and Director
                    (Principal Executive Officer)

/s/ Bill R. Finley  Vice President of Finance,                     May 24, 1999
------------------
Bill R. Finley      Chief Financial Officer and Secretary
                    (Principal Financial and Accounting Officer)

Signature                        Title                        Date
---------                        -----                        ----



/s/ J. Larry Smart               Chairman of the Board       May 24, 1999
--------------------------
J. Larry Smart


/s/ Bruce J. Alexander           Director                    May 24, 1999
--------------------------
Bruce J. Alexander


/s/ Dr. Joseph B. Reagan         Director                    May 24, 1999
--------------------------
Dr. Joseph B. Reagan


/s/ Walter C. Sedgwick           Director                    May 24, 1999
--------------------------
Walter C. Sedgwick


/s/ Dr. Yoshimichi Hase          Director                    May 24, 1999
--------------------------
Dr. Yoshimichi Hase

                                 EXHIBIT INDEX



Exhibit Number  Exhibit
--------------  -------

   4 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-15930 on Form 8-A, which is incorporated herein by reference under the Item 3(c) of this Registration Statement.
   5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
  23.1          Consent of PricewaterhouseCoopers LLP, Independent Auditors.
  23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.
  24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.